EXHIBIT 99.3

                      [LOGO OF AMERICAN EXPRESS COMPANY]

                                     2006
                                SECOND QUARTER
                              EARNINGS SUPPLEMENT






       The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company's (the "Company" or "AXP") Second Quarter Earnings Release.

     ---------------------------------------------------------------------------
      This presentation contains certain forward-looking statements that are subject to risks and uncertainties and speak only as of the date on which they are made. Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company's financial and other goals, are set forth on pages 55-56 in the Company's 2005 Annual Report to Shareholders and in its 2005 Annual Report on Form 10-K, and other reports, on file with the Securities and Exchange Commission.
     ---------------------------------------------------------------------------

                           AMERICAN EXPRESS COMPANY
                              SECOND QUARTER 2006
                                  HIGHLIGHTS

o Second quarter diluted EPS from continuing operations of $0.78 increased 13% versus $0.69 last year. Total revenues rose 14%. For the trailing 12 months, including discontinued operations, return on equity (ROE) was 30%.

       -  2Q '06 Income from continuing operations included:
          -- A $144MM ($131MM after-tax) gain related to the completion of the sale of our card and related operations in Brazil to Banco Bradesco S.A., as referenced below; and
          -- A $62MM ($40MM after-tax) charge related to a higher redemption rate estimate within the non-U.S. Membership Rewards reserve, as referenced below.

       -  2Q '05 income from continuing operations included:
          -- An $87MM tax benefit resulting from an IRS audit of previous years'
             tax returns; and
          -- A $113MM ($73MM after-tax) benefit from the recovery of 9/11-related insurance claims.

       - 2Q '06 and 2Q '05 Income from continuing operations also included $53MM ($34MM after-tax) and $114MM ($74MM after-tax), respectively, of reengineering costs related to restructuring efforts in our business travel, international card and finance areas in both periods, and within our technology activities in 2Q '05.

       - On September 30, 2005, the Company completed the distribution of all of the outstanding shares of Ameriprise Financial, Inc. (formerly American Express Financial Advisors) to its shareholders. This non-cash distribution was tax-free to the Company's shareholders. In addition, during the third quarter of 2005, the Company sold its Tax and Business Services ("TBS") business. The operating results and assets and liabilities related to businesses spun-off and sold have been included in discontinued operations in the consolidated financial statements.
         -- 2Q '06 results reflected a $27MM loss related to certain discontinued operations versus $153MM of income last year. 2Q
            '06 primarily reflects losses related to the sale of our international banking operations in Brazil(see discussion below), and 2Q '05 primarily reflects income related to Ameriprise Financial, Inc. prior to its spin-off. Both quarters also include additional costs related to the dispositions of other businesses in prior quarters.
         -- Including discontinued operations, diluted EPS on a net income basis of $0.76 decreased 6%.

       - The Company's reported ROE was 30%, up from 23% a year ago. This ratio is determined on a trailing 12-month basis using net income and total average shareholders' equity (including discontinued operations). Pro forma ROE, which is determined on a trailing 12-month basis using income from continuing operations (which excludes discontinued operations) over average month-end shareholders' equity for the period from September 30, 2005 through June 30, 2006 was 33%. See "Supplemental Information - Pro Forma ROE" discussion below.

o Compared with the second quarter of 2005:

       - Worldwide billed business of $140.5B increased 16% on continued strong growth within both the proprietary and network businesses. A comparatively stronger U.S. dollar had minimal impact on the reported worldwide growth rate;

       - Worldwide cards in force of 74.4MM increased 11%, up 7.1MM from last year and 1.9MM during 2Q '06, as proprietary and network card growth remained particularly strong;

       - Worldwide average spending per proprietary basic card in force increased 7% versus last year despite the suppressing effect of substantial card additions over the past few years;

       - Worldwide lending balances of $36.3B on an owned basis increased 29%; on a managed basis, worldwide lending balances of $56.5B were up 16%; and

       - Underlying card credit quality continued to be well controlled and reserve coverage ratios remained strong.

o Additional items of note included:

       - On June 30, 2006, the Company completed the sale of its card and merchant-related activities and international banking operations in Brazil to Banco Bradesco S.A. ("Bradesco"), for approximately US $470MM. Concurrently, the Company signed an independent operator partnership agreement through which Bradesco will have the exclusive right for a minimum of 10 years to issue in Brazil the classic Green, Gold and Platinum cards which carry the American Express Centurion logo and to act as a merchant acquirer for American Express. This agreement does not preclude our other network partners, HSBC and BankBoston, from operating as Network Card Licensees within the market. The transaction generated a net after-tax gain of $109MM. $144MM ($131MM after-tax) of the gain, which is related to the card and merchant-related activities sold, is reported as a contra-expense within the Company's continuing operations ($119MM within the International Card & Global Commercial Services ("ICGCS") segment and $25MM within the Global Network & Merchant Services ("GNMS") segment) since the Company will continue to maintain its presence in the card business within Brazil through our Global Network Services ("GNS") partnerships. A $22MM after-tax loss related to the sale of our international banking business is reported within discontinued operations since we have exited these banking activities within Brazil. Quarterly financial information and business metrics include the operating impact of the activities sold, while period end disclosures reflect the sale.

                           AMERICAN EXPRESS COMPANY
                              SECOND QUARTER 2006
                                  HIGHLIGHTS


       - Marketing, promotion, rewards and cardmember services costs increased 16% versus 2Q '05, reflecting greater rewards costs and higher marketing and promotion expenses. The higher rewards costs continued to reflect volume growth, a higher redemption rate, and strong cardmember loyalty program participation. Consistent with the 1Q '06 U.S. Membership Rewards model assumption revision, costs also reflected a $62MM ($40MM after-tax) charge related to a higher ultimate redemption rate ("URR") assumption within the non-U.S. Membership Rewards reserve model to reflect program redemption trends over the past five years. Prior URR calculations utilized redemptions since the inception of the various programs. Marketing expenses continued to reflect relatively high levels of spending related to various business-building initiatives and the Company's ongoing global "My Life, My Card (SM)" advertising campaign.

       - Total provisions for losses and benefits increased 16% versus 2Q '05, reflecting growth in business volumes and the loan portfolio as well as a higher level of charge offs outside the U.S., primarily related to industry-wide credit issues in Taiwan. These increases more than offset the benefit of lower bankruptcy-related charge offs, improved collections and strong credit quality in the U.S.

       - The Company's reengineering initiatives delivered in excess of $400MM of additional benefits this quarter, including significant carry-over benefits from certain initiatives begun in prior periods. Revenue-related reengineering activities are driving a significant portion of the total benefits, representing more than 30% of the benefits delivered in 2Q '06.

       - The 1% increase in human resources expense in 2Q '06 reflects the impact of merit increases and larger benefit costs, partially offset by lower severance-related expenses versus 2Q '05. The Company elected to adopt SFAS 123R, effective July 1, 2005. The impact of adoption was immaterial since the Company has been expensing share based awards granted after January 1, 2003 under the provisions of SFAS 123.

           -- Compared with last year, the total employee count within continuing operations of 65,400 decreased by 200 employees or less than 1%; compared with last quarter, the employee count decreased by 1,300 primarily due to the Brazil disposition.

       - Rising interest rates continued to negatively impact results as interest expense rose 45% and banking-related spreads narrowed.

       - On May 22nd, the Company's Board of Directors increased the quarterly dividend by 25%, to $0.15 from $0.12 per share, and authorized the repurchase of up to 200MM additional common shares as market conditions allow.

o During the quarter, American Express continued to invest in growth opportunities through expanded products and services. In our proprietary business we:

       - Introduced the American Express Benefits Plus(SM) Card, a new healthcare payment product that provides cardmembers with easy and convenient access to their healthcare flexible spending accounts, while simultaneously announcing agreements with PayFlex and WageWorks, leading tax-advantaged spending account administrators, to offer this product to member corporations and employees;

       - Expanded coverage of ExpressPay from American Express, our contactless payment product, by partnering with Arby's Restaurant Group, Inc., a leading quick-service restaurant with over 3,500 locations primarily in the United States; and

       - Formed a Global Advisory Services unit within the Business Travel division, providing consulting services and implementation solutions to help corporate clients optimize their air, car, hotel and meeting spend.

     In our Global Network Services business we:

       - Launched, in conjunction with Bank of America, the Bank of America American Express Rewards card. The card features a clear plastic card design, patented by American Express, and the richest rewards program currently available from Bank of America, including double points for all dining and travel purchases;

       - Partnered with USAA Savings Bank to issue USAA American Express cards accepted on our global merchant network. The card products offer USAA members a choice of a cash back or points-based rewards program;

       - Signed a business transfer agreement with Maybank in Malaysia related to the sale and licensing of American Express' consumer card, corporate card and merchant acquiring service business in Malaysia, which provides a framework for discussion to enter into a final independent operator partnership agreement. Maybank has been issuing the Maybank American Express credit card in Malaysia since December 2003;

       - Announced a partnership with Banca Intesa Beograd to exclusively issue American Express Green and Gold Cards in Serbia accepted on our global merchant network; and

       - Partnered with VUB Bank to issue American Express Gold and Blue from American Express(R) cards as well as acquire merchants in Slovakia.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2006 OVERVIEW
                                 CONSOLIDATED

          (Preliminary)
                             STATEMENTS OF INCOME
                                 (GAAP basis)
         (millions)
                                                                                Quarters Ended        Percentage
                                                                                June 30,               Inc/(Dec)
                                                                             -------------------     -----------
                                                                               2006         2005
                                                                               ----         ----
         Revenues:
            Discount revenue                                                 $3,292       $2,860         15%
            Cardmember lending net finance charge revenue                       867          637         36
            Net card fees                                                       533          506          5
            Travel commissions and fees                                         483          502         (4)
            Other commissions and fees                                          642          589          9
            Securitization income, net                                          372          296         26
            Other investment and interest income, net                           274          269          2
            Other                                                               415          361         15
                                                                              -----        -----
                  Total                                                       6,878        6,020         14
                                                                              -----        -----

         Expenses:
            Marketing, promotion, rewards and cardmember services             1,671        1,445         16
            Human resources                                                   1,276        1,268          1
            Provisions for losses and benefits:
                Charge card                                                     192          234        (18)
                Cardmember lending                                              406          275         48
                Investment certificates and other                               132          123          7
                                                                              -----        -----
                  Total                                                         730          632         16
             Professional services                                              658          544         21
             Occupancy and equipment                                            365          356          3
             Interest                                                           336          232         45
             Communications                                                     113          113          -
             Other                                                              287          309         (7)
                                                                              -----        -----
                  Total                                                       5,436        4,899         11
                                                                              -----        -----

         Pretax income from continuing operations                             1,442        1,121         29
         Income tax provision                                                   470          261         80
                                                                              -----        -----
         Income from continuing operations                                      972          860         13

         (Loss)/Income from discontinued operations, net of tax                (27)          153          #
                                                                              -----        -----
         Net income                                                           $ 945       $1,013         (7)
                                                                              =====        =====

         EPS-Basic
             Income from continuing operations                               $0.80         $0.70         14
                                                                             ======        =====
             (Loss)/Income from discontinued operations                      (0.02)        $0.12          #
                                                                             ======        =====
             Net Income                                                       $0.78        $0.82         (5)
                                                                             ======        =====

         EPS-Diluted
             Income from continuing operations                                $0.78        $0.69         13
                                                                              =====        =====
             (Loss)/Income from discontinued operations                     ($0.02)       $0.12           #
                                                                            =======       ======
             Net Income                                                       $0.76        $0.81         (6)
                                                                             ======        =====

          # Denotes variance greater than 100%.
            Note: Amounts herein reflect certain reclassifications as noted in the Company's Form 8-K, filed with the SEC, dated April 5, 2006.

- 2Q '06 Income from continuing operations included:
            - A $144MM ($131MM after-tax) gain related to the completion of the sale of our card and merchant-related operations in Brazil; and
            - A $62MM ($40MM after-tax) charge related to a higher redemption rate estimate within the non-U.S. Membership Rewards reserve.

- 2Q '05 Income from continuing operations included:
            - An $87MM tax benefit resulting from an IRS audit of previous years' tax returns; and
            - A $113MM ($73MM after-tax) benefit from the recovery of
              9/11-related insurance claims.

- 2Q '06 and 2Q '05 Income from continuing operations included $53MM ($34MM after-tax) and $114MM ($74MM after-tax), respectively, of reengineering costs related to restructuring efforts in our business travel, international card and finance areas in both periods, and within our technology activities in 2Q '05.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2006 OVERVIEW
                                 CONSOLIDATED

o Net Income including discontinued operations decreased 7% to $945MM.
  - The 2Q '06 loss from discontinued operations was $27MM after-tax versus income of $153MM after-tax last year.

o SHARE REPURCHASES: During 2Q '06, 23MM shares were repurchased versus 18MM shares in 1Q '06 and 10MM shares in 2Q '05. We repurchased a higher level of shares during 2Q '06 versus 2Q '05 after activity was reduced last year due to the impact of the September 30, 2005 spin-off of Ameriprise. Since the inception of repurchase programs in December 1994, 571MM shares have been acquired under cumulative Board authorizations to repurchase up to 770MM shares, including purchases made under agreements with third parties.

                                                                                    Millions of Shares
                                                                        --------------------------------------------
     -    AVERAGE SHARES:                                                 2Q '06         1Q '06          2Q '05
                                                                          ------         ------          ------
           Basic                                                          1,217           1,232           1,231
                                                                          =====           =====           =====
           Diluted                                                        1,242           1,258           1,254
                                                                          =====           =====           =====
     -    ACTUAL SHARE ACTIVITY:
           Shares outstanding - beginning of period                       1,233           1,241           1,245
           Repurchase of common shares                                      (23)            (18)            (10)
           Employee benefit plans, compensation and other                     6              10               5
                                                                          ------         ------          ------
           Shares outstanding - end of period                             1,216           1,233           1,240
                                                                          =====           =====           =====


o CAPITAL RETURNED TO SHAREHOLDERS: Including share repurchases and dividends, during 2Q '06 and the six months to date, we returned 118% and 105% of capital generated to shareholders, respectively. On a cumulative basis, since 1994, we have returned 68% of capital generated.

o CONSOLIDATED REVENUES: Consolidated revenues increased 14%, reflecting increases versus last year of 17% within U.S. Card Services ("USCS"), 9% within ICGCS and 14% within GNMS. Revenues increased due to higher discount revenues, increased cardmember lending net finance charge revenue, higher securitization income, net, greater other revenues, increased net card fees, greater other investment and interest income and higher other commissions and fees, partially offset by lower travel commissions and fees. Translation of foreign currency had a minimal impact on the revenue growth rate.

o CONSOLIDATED EXPENSES: Consolidated expenses increased 11%, reflecting increases versus last year of 13% within USCS, a 7% increase in ICGCS, and a 6% increase within GNMS. Expense growth reflected increased marketing, promotion, rewards and cardmember services costs, higher professional services expenses, greater interest costs, higher provisions for losses and benefits, larger occupancy and equipment costs and greater human resource expenses, partially offset by lower other expenses. Translation of foreign currency had a minimal impact on the expense growth rate.

o PRE-TAX MARGIN: Was 21.0% in 2Q '06 compared with 20.9% in 1Q '06 and 18.6% in 2Q '05.

O EFFECTIVE TAX RATE: Was 33% in 2Q '06 versus 34% in 1Q '06 and 23% in 2Q '05. The lower tax rate in 2Q '05 reflected the $87MM benefit related to an IRS audit of previous years' tax returns. The 2Q '06 rate reflects the relatively low effective rate on the Brazil gain, which was offset by higher tax expense due to uncertainty regarding the Company's ability to obtain tax benefits for certain expenses attributable to foreign subsidiaries.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2006 OVERVIEW
                                 CONSOLIDATED

o DISCOUNT REVENUE: A 16% increase in billed business, partially offset by a lower average discount rate, yielded a 15% increase in discount revenue.
     - The average discount rate* was 2.57% in 2Q '06 versus 2.58% in 1Q '06 and 2.59% in 2Q '05.
        --As indicated in prior quarters, selective repricing initiatives, continued changes in the mix of business and volume-related pricing discounts will likely continue to result in some erosion of the average discount rate over time.

                                                                  Quarters Ended             Percentage
                                                                     June 30,                 Inc/(Dec)
                                                            ---------------------------     --------------
                                                               2006           2005
                                                               ----           ----
      Card billed business* (billions):
         United States                                       $102.5          $88.5               16%
         Outside the United States                             38.0           32.3               18
                                                             ------          -----
         Total                                               $140.5         $120.8               16
                                                             ======         ======

      Cards in force (millions):
         United States                                         45.4           41.0               11
         Outside the United States                             29.0           26.3               10
                                                             ------          -----

         Total                                                 74.4           67.3               11
                                                             ======         ======
      Basic cards in force (millions):
         United States                                         34.8           31.1               12
         Outside the United States                             24.1           21.8               11
                                                             ------          -----
         Total                                                 58.9           52.9               11
                                                             ======         ======
      Average basic cardmember spending**
         United States                                       $3,134         $2,947                6
         Outside the United States                           $2,137         $1,974                8
         Total                                               $2,821         $2,640                7

        * For additional information about billed business and discount rate calculations, please refer to the Second Quarter 2006 Earnings Release, American Express Company Selected Statistical Information pages.

        ** Proprietary card activity only.

- WORLDWIDE BILLED BUSINESS: The 16% increase in worldwide billed business reflected a 15% increase in USCS, a 16% increase in ICGCS, and a 31% increase in GNS partner volume. Worldwide average spend per proprietary basic card grew by 7% and total cards in force grew by 11%.
         -- U.S. billed business was up 16% reflecting growth of 14% within our consumer card business, an 18% increase in small business spending and a 15% improvement in Corporate Services volumes.
             - Spending per proprietary basic card in force increased 6%.
             - U.S. non-T&E-related volume categories (which represented approximately 65% of 2Q '06 U.S. billed business) grew 16%, while T&E volumes rose 13%.
             - U.S. airline-related volume, which represented approximately 11%
               of total U.S. volumes during the quarter, increased 17% due to a 4% increase in transaction volume and a 13% higher average airline charge.

         -- Adjusting for the impact of foreign exchange translation:
             - Worldwide billed business and spending per proprietary basic card in force increased 16% and 7%, respectively.
             - Total billed business outside the U.S. rose 17%, reflecting solid double-digit proprietary growth in all regions.
             - Within our proprietary business, billed business outside the
               U.S. reflected 15% growth in consumer and small business spending, as well as 17% growth in Corporate Services volumes.
             - Spending per proprietary basic card in force outside the U.S.
               rose 8%.
             - Worldwide airline volumes, which represented approximately
               13% of total volumes during the quarter, increased 17% on 5% growth in transaction volume, and an 11% increase in the average airline charge.

         CARDS IN FORCE: Rose 11% worldwide due to an increase of 8% in USCS, 1% in ICGCS and 42% in GNS. Continued robust card acquisitions within both the proprietary and GNS activities, as well as continued solid average customer retention levels, drove this change. In addition, the segment growth rates reflect the transfer of 1.3MM cards in Brazil from ICGCS to GNS upon completion of the sale on 6/30/06.
            - 1.4MM and 500K cards were added during the quarter in the U.S.
              and the non-U.S. businesses, respectively.

o CARDMEMBER LENDING NET FINANCE CHARGE REVENUE: Increased 36% on 28% growth in average worldwide lending balances on an owned basis and a higher portfolio yield.
     - Annualized net finance charge revenue as a percentage of average loans in the worldwide owned portfolio was 9.9% in 2Q '06 versus 9.1% in 1Q '06 and 9.3% in 2Q '05. The increase versus last year reflects a lower proportion of the U.S. portfolio on promotional rates and increased finance charge rates, which were partially offset by rising funding costs. The increase versus last quarter reflects the 1Q '06 reduction in net finance charge revenue due to the impact of higher than anticipated cardmember completion of consumer debt repayment programs.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2006 OVERVIEW
                                 CONSOLIDATED

o NET CARD FEES: Grew 5% due to higher cards in force which were partially offset by a lower average fee. The average annual fee per proprietary card in force was $34 in 2Q '06 and 1Q '06, versus $35 in 2Q '05.

o TRAVEL COMMISSIONS AND FEES: Declined 4% reflecting lower average transaction fees, due in part to the ongoing transition to online booking. Travel sales increased 5% despite a lower level of transactions.

o OTHER COMMISSIONS AND FEES: Increased 9% on higher card-related assessment and conversion revenues.

o SECURITIZATION INCOME, NET: Increased 26% as a higher portfolio yield and a decrease in portfolio write-offs were partially offset by greater interest expense due to a higher coupon rate paid to certificate holders. Securitization income, net represents the non-credit provision components of the net gains and charges from securitization activities within the USCS segment, the amortization and related impairment charges, if any, of the related interest-only strip, excess spread related to securitized loans, net finance charge revenue on retained interests in securitized loans, and servicing income, net of related discounts or fees.

       - During 2Q '06 and 2Q '05, net securitization gains, including the credit components, reflected a decrease in pretax income of $14MM ($9MM after-tax) and a gain of $1MM before and after-tax, respectively. The 2Q '06 decrease in pretax income was due to the impact of maturities which was larger than the impact of new issuances. The average balance of Cardmember lending securitizations was $20.1B in 2Q '06, compared with $20.0B in 2Q '05.

o OTHER INVESTMENT AND INTEREST INCOME, NET: Increased 2% due to higher interest rates on a greater level of short-term investments.

o OTHER REVENUES: Increased 15% primarily due to fees associated with transition services agreements with Ameriprise Financial, Inc.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 16%, reflecting the greater rewards costs and higher marketing and promotion expenses previously discussed.

o HUMAN RESOURCES EXPENSE: Increased 1% due to merit increases and larger benefit costs, partially offset by lower severance-related expenses this year.

o PROVISIONS FOR LOSSES AND BENEFITS: Increased 16% as the lending and investment certificate and other provisions growth of 48% and 7%, respectively, was partially offset by an 18% decline in the charge card provision. The increase in the lending provision was driven by a higher level of charge offs outside the U.S., primarily in Taiwan, and increased loan volumes globally, partially offset by the favorable impact of lower bankruptcy-related charge offs and strong credit quality in the U.S. The investment certificate and other provision rose due to higher interest rates on larger investment certificate balances. The charge provision decline of 18% reflects the lower loss rate and improved results from collection activities.

       - Overall credit quality continued to perform well. Reserve coverage ratios, which are in excess of 100% of past due balances, remained strong.

       - Worldwide Charge Card:*
         -- The loss ratio increased versus last quarter, but declined from last year. Past due rates rose versus last year, but were flat compared with last quarter.

                                                                  6/06                3/06              6/05
                                                              -----------    -----------------    ---------------
              Net loss ratio as a % of charge volume             0.24%               0.19%             0.25%
              90 days past due as a % of receivables              1.8%                1.8%              1.7%

                                                                  6/06                3/06              6/05
                                                              -----------    -----------------    ---------------
              Total Receivables (billions)                      $34.7                $ 33.2            $ 31.5
              Reserves (millions)                               $ 948                $978              $848
              % of receivables                                    2.7%                2.9%              2.7%
              % of 90 day past due accounts                       150%                163%              160%

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2006 OVERVIEW
                                 CONSOLIDATED

- WORLDWIDE LENDING:**
  -- The write-off rate declined versus last year, but increased versus last quarter. Past due levels rose versus last year and last quarter.

                                                             6/06                3/06                  6/05
                                                       -----------------    ----------------     -----------------
              Net write-off rate                              3.8%                 3.3%                 4.1%
              30 days past due as a % of loans                2.7%                 2.6%                 2.4%

                                                             6/06                3/06                  6/05
                                                       -----------------    ----------------     -----------------
              Total Loans (billions)                        $36.3                $32.7                $28.1
              Reserves (millions)                          $1,086               $1,053                 $888
              % of total loans                                3.0%                 3.2%                 3.2%
              % of 30 days past due accounts                  113%                 123%                 133%


         * There are no off-balance sheet Charge Card securitizations. Therefore, "Owned Basis" and "Managed Basis" credit quality statistics for the Charge Card portfolio are the same.

         ** All lending statistics are presented here on a GAAP or "Owned Basis". "Managed Basis" credit quality statistics are available in the Second Quarter 2006 Earnings Release on the Consolidated Selected Statistical Information pages. Credit trends are generally consistent under both reporting methods.

o PROFESSIONAL SERVICES EXPENSE: Rose 21% reflecting increased costs related to higher business and service-related volumes and increased costs.

o OCCUPANCY AND EQUIPMENT EXPENSE: Rose 3% due to costs associated with higher business and service-related volumes.

o INTEREST EXPENSE: Rose 45% due to a higher effective cost of funds and greater receivable balances.

o    COMMUNICATIONS EXPENSE: Remained flat versus last year.

o OTHER EXPENSE: Decreased 7% due primarily to the inclusion of the $144MM pre-tax gain related to the sale of our operations in Brazil, partially offset by the 9/11-related insurance settlement in 2Q '05 and increased business volumes.


                               CORPORATE & OTHER

o Net expense was $69MM in 2Q '06 compared with net expense of $49MM in 1Q '06 and net income of $3MM in 2Q '05. 2Q '05 included the $54MM tax benefit previously discussed and $112MM ($73MM after-tax) of the benefit due to the recovery of 9/11-related insurance claims. In addition, the comparison versus 2Q '05 reflects efforts to eliminate overhead that was supportive of Ameriprise Financial.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2006 OVERVIEW
                                 CONSOLIDATED

SUPPLEMENTAL INFORMATION - PRO FORMA ROE

The Company's consolidated return on equity (ROE) is calculated on a trailing 12-month basis using reported net income over average total shareholders' equity (including discontinued operations). The Company also reports pro forma ROE, which is determined on a trailing 12-month basis using income from continuing operations (which excludes discontinued operations) over average month-end shareholders' equity for the period from September 30, 2005 through June 30, 2006. Management believes pro forma ROE is an important measure because it reflects performance of the Company's continuing businesses by excluding the impact of Ameriprise Financial, Inc. and American Express Tax and Business Services, Inc., which were disposed of as of September 30, 2005.


    ROE                                                   Pro Forma ROE
----------------------------------------------            -------------------------------------------------------------
    Trailing 12-months net income: $3.6B                  Trailing 12-months income from continuing operations: $3.5B
    Average total shareholders' equity: $12.0B            Average month-end shareholders' equity for the period from
                                                             September 30, 2005 through June 30, 2006: $10.5B
    ROE: 30%                                              Pro forma ROE: 33%


                                      ***
MANAGED BASIS

USCS segment results are presented on a managed basis and ICGCS, GNMS and Corporate & Other segment results are presented on a GAAP basis.

For USCS, managed basis means the presentation assumes there have been no securitization transactions, i.e. all securitized cardmember loans and related income effects are reflected as if they were in the Company's balance sheet and income statements, respectively. The Company presents USCS information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans. Asset securitization is just one of several ways for the Company to fund cardmember loans. Use of a managed basis presentation, including non-securitized and securitized cardmember loans, presents a more accurate picture of the key dynamics of the cardmember lending business, avoiding distortions due to the mix of funding sources at any particular point in time. The Company does not currently securitize international loans.

Irrespective of the funding mix, it is important for management and investors to see metrics, such as changes in delinquencies and write-off rates, for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue in order to evaluate market share. These metrics are significant in evaluating the Company's performance and can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis.

The managed basis presentation for USCS also reflects an increase to interest income recorded to enable management to evaluate tax-exempt investments on a basis consistent with taxable investment securities. On a GAAP basis, interest income associated with tax-exempt investments is recorded based on amounts earned. Accordingly, information presented on a managed basis assumes that tax-exempt securities earned income at rates as if the securities produced taxable income with a corresponding increase in the provision for income taxes.

                            AMERICAN EXPRESS COMPANY
                          SECOND QUARTER 2006 OVERVIEW
                               U.S. CARD SERVICES

The following table compares and reconciles the GAAP basis USCS income statements to the managed basis information, where different.

Management views any net gains from securitizations as discretionary benefits to be used for card acquisition expenses, which are reflected in both marketing, promotion, rewards and cardmember services and other operating expenses. Consequently, the managed basis presentation assumes the impact of this net activity to be offset by higher marketing, promotion, rewards and cardmember services expense and other operating expenses. Accordingly, the incremental expenses, as well as the impact of the net lending securitization activity, are eliminated in 2Q '05. During 2Q '06, net securitization activity generated a net decrease in income, due to more maturities than issuances, the result of which was an increase of $9MM and $5MM, respectively, in the Managed Basis marketing, promotion, rewards and cardmember services expenses and human resources and other operating expenses, reflecting the assumption that spending on a GAAP Basis was lower due to the net decrease in income.

                        CONDENSED STATEMENTS OF INCOME
                         MANAGED BASIS RECONCILIATION
------------------------------------------------------------------------------------------------------------------------------------
(Preliminary, millions)
                                                                                            Tax
                                                                   Securitization        Equivalent
                                         GAAP Basis                    Effect              Effect               Managed Basis
---------------------------------------------------------------    ----------------    ---------------    --------------------------
                                                          %                                                                    %
                                                         Inc/                                                                 Inc/
Quarters Ended June 30,         2006        2005        (Dec)       2006    2005        2006    2005       2006      2005    (Dec)
---------------------------------------------------------------    ----------------    ---------------    --------------------------
Revenues:
Discount revenue, net card
fees and other                  $2,514      $2,233        13%         $44      $51        $54     $57      $2,612    $2,341    12%
Cardmember Lending:
   Finance charge revenue          814         587        39          726      618                          1,540     1,205    28
   Interest expense                215         140        54          257      164                            472       304    55
---------------------------------------------------------------    ----------------                       --------------------------
     Net finance charge revenue    599         447        34          469      454                          1,068       901    19
---------------------------------------------------------------    ----------------                       --------------------------
Securitization income, net         372         296        26         (372)    (296)                             -         -     -
---------------------------------------------------------------    ----------------    ---------------    --------------------------
     Total                       3,485       2,976        17          141      209         54      57       3,680     3,242    14
---------------------------------------------------------------    ----------------    ---------------    --------------------------
Expenses:
Marketing, promotion, rewards
and cardmember services          1,106         974        14            9       (1)                         1,115       973    15
Provision for losses               351         367        (4)         127      210                            478       577   (17)
Human resources and other
operating expenses               1,108         938        18            5          -                        1,113       938    19
---------------------------------------------------------------    ----------------                       --------------------------
     Total                       2,565       2,279        13         $141     $209                          2,706     2,488     9
---------------------------------------------------------------    ----------------                       --------------------------

Pretax segment income              920         697        32                               54      57         974       754    29
Income tax provision               304         220        38                              $54     $57        $358      $277    29
---------------------------------------------------------------    ----------------    ---------------    --------------------------
Segment income                    $616        $477        29
---------------------------------------------------------------

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2006 OVERVIEW
                              U.S. CARD SERVICES

STATISTICAL INFORMATION

                                                                      Quarters Ended                  Percentage
                                                                         June 30,                     Inc/(Dec)
                                                             ---------------------------------      -------------
                                                                 2006                2005
                                                             -------------       -------------
        Card billed business (billions)                         $83.9               $72.8                   15%
        Total cards in force (millions)                          39.1                36.1                    8
        Basic cards in force (millions)                          28.9                26.5                    9
        Average basic cardmember spending*                     $2,925              $2,769                    6
        Segment Capital (billions)                               $4.7                $4.5                    4
        Return on Segment Capital**                              41.8%               39.2%                   -

          * Proprietary cards only.
         ** Computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.

- BILLED BUSINESS: The 15% increase in USCS billed business reflected a 6% increase in spending per proprietary basic card and 8% growth in cards in force.
  -- Within the U.S. consumer business, billed business grew 14%;
     small business volumes rose 18%.

- CARDS IN FORCE: Increased by 3.0MM, or 8%, versus last year on continued strong card acquisition activity and retention levels.

MANAGED P&L DISCUSSION

o NET INCOME: Increased 29% as revenues increased 14% and expenses increased 9%.

     - PRE-TAX MARGIN: Was 26.5% in 2Q '06 versus 25.2% in 1Q '06 and 23.3% in 2Q '05.

     - EFFECTIVE TAX RATE: Was 37% in 2Q '06 compared to 36% in 1Q '06 and 37% in 2Q '05.

o DISCOUNT REVENUE, NET CARD FEES AND OTHER REVENUES: Increased 12%, largely due to higher billed business volumes.

o NET FINANCE CHARGE REVENUE: Increased 19% on 15% growth in average lending balances and a higher net portfolio yield.

  - Annualized net finance charge revenue as a percentage of average loans was 9.2% in 2Q '06 versus 8.7% in 1Q '06 and 8.9% in 2Q '05.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Rose 15% due to higher volume-related rewards costs and increased marketing and promotion costs due to the continuation of business-building activities.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2006 OVERVIEW
                              U.S. CARD SERVICES

o PROVISION FOR LOSSES: Declined 17% reflecting a lower level of bankruptcy-related charge offs, improved collections, and continued strong credit quality. These benefits were partially offset by the impact of strong volume and loan growth.

     - CHARGE CARD: *
       -- The loss ratio declined from last year, but increased from last quarter. Past due levels increased versus last year, but were flat versus last quarter.

                                                                 6/06               3/06             6/05
                                                             --------------    ---------------    ------------
              Total Receivables (billions)                       $18.5              $17.2             $16.8
              Net loss ratio as a % of charge volume              0.28%              0.20%             0.29%
              90 days past due as a % of total                     2.3%               2.3%              2.0%


     - CARDMEMBER LENDING: **
       -- The write-off rate declined versus last year, but rose versus last quarter, reflecting the effect of last year's bankruptcy legislation. The past due rate was flat versus last quarter, but rose versus last year.

                                                                6/06             3/06               6/05
                                                              ----------      ------------       -----------
              Total Loans (billions)                            $47.8            $45.1              $41.6
              Net write-off rate                                  2.9%             2.6%               4.0%
              30 days past due as a % of loans                    2.4%             2.4%               2.2%

          * There are no off-balance sheet Charge Card securitizations. Therefore, "Owned Basis" and "Managed Basis" credit quality statistics for the Charge Card portfolio are the same.
         ** As previously described, this information is presented on a "Managed Basis". "Owned Basis" credit quality statistics are available in the Second Quarter 2006 Earnings Release on the U.S. Card Services Selected Statistical Information pages. Credit trends are generally consistent under both reporting methods.

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 19% due to higher interest expense, greater professional services expenses related to credit and collection activities, higher technology development costs and increased human resources costs.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2006 OVERVIEW
                INTERNATIONAL CARD & GLOBAL COMMERCIAL SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP Basis)


        (Preliminary)
                                                                                   Quarters Ended               Percentage
                                                                                   June 30,                      Inc/(Dec)
                                                                       ----------------------------------    ------------------
        (millions)                                                             2006                 2005
                                                                               ----                 ----

        Revenues:
           Discount revenue, net card fees and other                         $2,241               $2,083                 8%
           Cardmember Lending:
             Finance charge revenue                                             308                  251                23
             Interest expense                                                   108                   86                26
                                                                             ------               ------
               Net finance charge revenue                                       200                  165                21
                                                                             ------               ------
                 Total                                                        2,441                2,248                 9
                                                                             ------               ------
        Expenses:
           Marketing, promotion, rewards and cardmember services                410                  328                25
           Provision for losses and benefits                                    364                  239                52

           Human resources and other operating expenses                       1,373                1,437                (4)
                                                                             ------               ------
                 Total                                                        2,147                2,004                 7
                                                                             ------               ------
        Pretax segment income                                                   294                  244                20
        Income tax provision                                                     69                   19                 #
                                                                             ------               ------
        Segment income                                                         $225                 $225                 -
                                                                              =====               ======

         # Denotes variance greater than 100%.

STATISTICAL INFORMATION

                                                                              Quarters Ended                  Percentage
                                                                                 June 30,                      Inc/(Dec)
                                                                  ------------------ -------- -----------    --------------
                                                                          2006                   2005
                                                                          ----                   ----
        Card billed business (billions)                                   $49.2                $42.5              16%
        Total cards in force (millions)                                    22.2                 22.0               1
        Basic cards in force (millions)                                    17.8                 17.5               2
        Average basic cardmember spending*                               $2,654               $2,449               8
        Segment Capital (billions)                                         $4.3                  $3.9             10
        Return on Segment Capital**                                        22.6%                 21.8%             -


       * Proprietary cards only.
      ** Computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.

- BILLED BUSINESS: The 16% increase in billed business reflects an 8% increase in spending per proprietary basic card and 7% growth in cards in force before the transfer of cards in Brazil noted below.
         -- Adjusting for the impacts of foreign exchange translation, billed business and spending per proprietary basic card in force increased 15% and 8%, respectively.
         -- All of AXP's major geographic regions experienced double-digit growth.
              - International consumer and small business spending rose 15%;
                global corporate spending rose 16%.

- CARDS IN FORCE: Rose 1% versus last year. Total cards in force rose 0.3MM during the quarter excluding the impact of the 1.3MM proprietary cards in Brazil transferred to GNS upon completion of the sale on June 30, 2006.

P&L DISCUSSION

o NET INCOME: Was flat versus last year as revenues rose 9%, expenses increased by 7% and the effective tax rate was substantially higher.

- 2Q '06 included:

  -- A $119MM ($109MM after-tax) gain related to the completion of the sale of our card operations in Brazil; and
  -- A $62MM ($40MM after-tax) charge related to the higher redemption rate estimate within the non-U.S. Membership Rewards reserve.

- PRE-TAX MARGIN:  Was 12.0% in 2Q '06, versus 13.5% in 1Q '06 and 10.9% in
  2Q '05.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2006 OVERVIEW
                INTERNATIONAL CARD & GLOBAL COMMERCIAL SERVICES

- EFFECTIVE TAX RATE: Was 23% in 2Q '06 compared to 32% in 1Q '06 and 8% in 2Q '05. The 2Q '06 tax rate reflects the relatively low effective rate on the Brazil gain, which was offset by higher tax expense due to uncertainty regarding the Company's ability to obtain tax benefits for certain expenses attributable to foreign subsidiaries. The 1Q '06 rate reflects a relatively high effective tax rate related to the gain on the sale of our stake in Egyptian American Bank, in addition to a relatively low effective tax rate benefit on credit losses in Taiwan. The 2Q '05 tax rate reflects a $33MM tax benefit resulting from the IRS audit of previous years' returns.

o DISCOUNT REVENUE, NET CARD FEES AND OTHER REVENUES: The increase of 8% versus 2Q '05 was driven primarily by the higher level of card spending and increased card-related fees, partially offset by a decline in travel commissions and fees.

o NET FINANCE CHARGE REVENUE: Increased 21% due to 24% growth in average lending balances.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 25%, reflecting the $62MM charge related to the higher redemption rate estimate within the non-U.S. Membership Rewards reserve and greater volume-related rewards costs. Marketing and promotion costs were consistent with last year.

o PROVISION FOR LOSSES AND BENEFITS: Increased 52% due to a higher level of charge offs, primarily related to industry-wide credit issues in Taiwan, higher interest rates on investment certificate balances and strong volume and loan growth.

    - CHARGE CARD: *
       -- The loss ratio decreased versus last year, but increased versus last quarter, while past due amounts were consistent with last year and last quarter.

                                                                6/06              3/06            6/05
                                                             ------------      -----------     -----------
              Total Receivables (billions)                      $15.8             $15.6          $14.7
              Net loss ratio as a % of charge volume              0.18%             0.17%          0.20%
              90 days past due as a % of total                    1.3%              1.3%           1.3%

    - CARDMEMBER LENDING:*
      -- Past due rates and write-off rates rose versus last year and last quarter.

                                                                  6/06            3/06            6/05
                                                             ---------------    ----------     -----------
              Cardmember Loans (billions)                             $8.7           $8.4           $7.2
              30 days past due as a % of loans                         3.2%           3.2%           2.7%
              Net write-off rate                                       6.4%           5.5%           4.8%

             *There are no off-balance sheet Charge Card and currently
              no off-balance sheet international lending securitizations. Therefore, "Owned Basis" and "Managed Basis" credit quality statistics for the Charge Card and lending portfolio are the same.

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Decreased 4% as higher interest and professional services expenses were more than offset by the $119MM Brazil gain and lower reengineering-related costs.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 2006 OVERVIEW
                      GLOBAL NETWORK & MERCHANT SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP Basis)


              (Preliminary)
                                                                            Quarters Ended         Percentage
                                                                            June 30,                Inc/(Dec)
                                                                   ----------------------------    -----------
              (millions)                                                    2006          2005
                                                                            ----          ----
              Revenues:
                 Discount revenue, fees and other                           $789          $691         14%
                                                                            ----          ----
              Expenses:
                 Marketing and promotion                                     140           131          7
                 Provision for losses                                         14            17        (18)
                 Human resources and other operating expenses                320           298          7
                                                                            ----          ----
                   Total                                                     474           446          6
                                                                            ----          ----
              Pretax segment income                                          315           245         29
              Income tax provision                                           115            90         28
                                                                            ----          ----
              Segment income                                                $200          $155         29
                                                                            ====          ====

STATISTICAL INFORMATION

                                                                         Quarters Ended              Percentage
                                                                            June 30,                 Inc/(Dec)
                                                                  ------------------------------    -------------
                                                                         2006            2005
                                                                         ----            ----
              Global Card Billed Business*(billions)                      $140.5          $120.8       16%
              Segment Capital (millions)                                  $1,271          $1,102        15

              Return on Segment Capital**                                   53.8%           54.0%        -

              Global Network Services:***
              Card billed business (billions)                               $7.6            $5.8        31
              Total cards in force (millions)                               13.1             9.2        42

              *Includes activities related to proprietary cards, cards issued under GNS partnership agreements, cash advances on proprietary cards and certain insurance fees charged on proprietary cards.
             ** Computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.
            *** 2Q '06 Card billed business and total cards in force reflect the transfer to the ICGCS segment, in 1Q '06, of corporate card accounts in certain emerging markets that had been managed within GNS. 2Q '06 cards in force also reflects the transfer of 1.3MM proprietary cards in Brazil from ICGCS to GNS.

P&L DISCUSSION

o NET INCOME: Increased 29% on 14% revenue growth and a 6% increase in expenses.

  - 2Q '06 included a $25MM ($22MM after-tax) gain related to the sale of our merchant-related operations in Brazil, partially offset by an adjustment in amortization relating to an overseas joint venture.

  - PRE-TAX MARGIN: Was 39.9% in 2Q '06 versus 37.2% in 1Q '06 and 35.5% in 2Q '05.

  - EFFECTIVE TAX RATE:  Was 37% in 2Q '06 versus 37% in 1Q '06 and 2Q '05.

o DISCOUNT REVENUE, FEES AND OTHER REVENUE: Increased 14% reflecting growth in network-related discount revenues generated from the 16% increase in global card billed business, partially offset by the impact of the decline in the overall discount rate.

o MARKETING AND PROMOTION: Expenses increased 7%, reflecting increased merchant-related marketing activities and flat brand-related advertising costs.

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 7% reflecting higher business volumes, greater salary and benefit costs, and an adjustment in amortization of an intangible asset relating to an overseas joint venture, partially offset by the Brazil gain and a larger interest expense credit related to internal transfer pricing which recognizes the merchant services' accounts payable-related funding benefit.

               INFORMATION RELATED TO FORWARD LOOKING STATEMENTS

     THIS EARNINGS SUPPLEMENT INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: THE COMPANY'S ABILITY TO GENERATE SUFFICIENT NET INCOME TO ACHIEVE A RETURN ON EQUITY ON A GAAP BASIS OF 28 PERCENT TO 30 PERCENT; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35 PERCENT OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65 PERCENT OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE COMPANY'S ABILITY TO INTRODUCE NEW PRODUCTS, REWARD PROGRAM ENHANCEMENTS AND SERVICE ENHANCEMENTS ON A TIMELY BASIS DURING 2006; THE SUCCESS OF THE GLOBAL NETWORK SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; THE CONTINUATION OF FAVORABLE TRENDS, INCLUDING INCREASED TRAVEL AND ENTERTAINMENT SPENDING, AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; THE COSTS AND INTEGRATION OF ACQUISITIONS; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE SHORT-TERM AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE COMPANY'S ABILITY TO REINVEST THE BENEFITS ARISING FROM SUCH REENGINEERING ACTIONS IN ITS BUSINESSES; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND OTHER CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; BANKRUPTCIES, RESTRUCTURINGS OR SIMILAR EVENTS AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; RISKS ASSOCIATED WITH THE COMPANY'S AGREEMENTS WITH DELTA AIR LINES TO PREPAY $300 MILLION FOR THE FUTURE PURCHASES OF DELTA SKYMILES REWARDS POINTS; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS AND RETURN ON LENDING PRODUCTS; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, AND ITS OTHER REPORTS FILED WITH THE SEC.

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